UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2008
___________________

CELSIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-64840 (Commission File Number)	91-2015441 (I.R.S. Employer Identification No.)

1395 Brickell Avenue, Suite 800 Miami, FL 33131 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (305) 529-6290

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 15, 2008, Celsia Technologies, Inc. (the “Company”) mailed a Notice and Proxy Statement to all of the Company’s stockholders of record as of May 6, 2008, prepared in connection with the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at the New York Athletic Club, 180 Central Park South, New York, New York at 4:00 p.m., local time, on Tuesday, June 24, 2008, for the following purposes:

1. To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To consider and approve a proposal to amend and restate our 2005 Stock Incentive Plan to increase the number of shares issuable under the plan from 30,000,000 to 50,000,000 shares of common stock;

3. To consider and approve an amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000;

4. To consider and approve an amendment of our Articles of Incorporation which will effect a reverse split of our common stock by a ratio of not less than one-for-five and not more than one-for-twenty at any time prior to June 10, 2010, with the exact ratio to be set at a whole number within this range to be determined by our Board of Directors in its sole discretion;

5. To ratify the selection of PKF Certified Public Accountants as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

6. To transact such other business and act upon any other matter which may properly come before the meeting and any adjournment or postponement thereof.

Although the Company is not subject to the disclosure requirements of the Securities and Exchange Commission’s Regulation 14A, the Company is reporting the Annual Meeting and delivery of its Notice and Proxy Statement under Item 8.01 on this Current Form 8-K because it deems the subject information to be of importance to its security holders.

A copy of the Company’s Notice and Proxy Statement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Celsia Technologies Inc. Notice of 2008 Annual Meeting of Stockholders and Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIA TECHNOLOGIES, INC.

Date: May 20, 2008	By:	/s/ Jorge Fernandez
Name: Jorge Fernandez Its: Chief Financial Officer